Press Release

Exhibit 99.2

Acuity Brands, Inc.
1170 Peachtree Street, NE
Suite 2300
Atlanta, GA 30309
Tel: 404 853 1400
Fax: 404 853 1430
AcuityBrands.com

ACUITY BRANDS
DECLARES QUARTERLY DIVIDEND

ATLANTA, June 29, 2018 - The Board of Directors of Acuity Brands, Inc. (NYSE: AYI; “Company”) today declared a quarterly dividend of $0.13 per share. The dividend is payable on August 1, 2018 to shareholders of record on July 18, 2018.
About Acuity Brands
Acuity Brands, Inc. (NYSE: AYI) is the North American market leader and one of the world’s leading providers of lighting and building management solutions. With fiscal year 2017 net sales of $3.5 billion, Acuity Brands currently employs over 12,000 associates and is headquartered in Atlanta, Georgia with operations throughout North America, and in Europe and Asia. The Company’s products and solutions are sold under various brands, including Lithonia Lighting®, Holophane®, Peerless®, Gotham®, Mark Architectural Lighting™, Winona® Lighting, Juno®, Indy™, Aculux®, Healthcare Lighting®, Hydrel®, American Electric Lighting®, Carandini®, Antique Street Lamps™, Sunoptics®, Distech Controls®, nLight®, ROAM®, Sensor Switch®, IOTA®, Atrius™, and Lucid®. Visit us at www.acuitybrands.com.

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Company Contact:
Dan Smith
Acuity Brands, Inc.
(404) 853-1423